SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section14(c) of the
                        Securities Exchange Act of 1934

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                        Silver State Vending Corporation
                        --------------------------------
                (Name of Registrant As Specified In Its Charter)

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                        SILVER STATE VENDING CORPORATION


                             INFORMATION STATEMENT


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of Silver State Vending Corporation, a Nevada corporation (the "Company") on July 31, 2002, to inform them of the approval by the holder of a majority of the voting stock of the Company of an amendment to the Company's Articles of Incorporation (the "Amendment"). The effect of the Amendment is to:

o    Change the Company's name to "Pony Express U.S.A., Inc.," and

o    Increase the authorized common stock of the Company to 100,000,000 shares.

We are sending this Information Statement to the Company's stockholders of record who owned common stock of the Company as of June 30, 2002 (the "Record Date"). As of the Record Date, the Company had 20,000,000 shares of common stock, and 4,409,500 shares of preferred stock, issued and outstanding. Each share of common stock and preferred stock are entitled to one vote per share on all matters required for stockholder approval. Approval of the Amendment required the consent of a majority of the outstanding common and preferred stock voting together. The number of shares of common and preferred stock owned by the shareholder who signed the written consent approving the adoption of the Amendment were 17,140,500 and 4,409,500, respectively, representing 88.3% of the issued and outstanding voting stock of the Company.

ACCORDINGLY, THE ACTION DESCRIBED HEREIN HAS BEEN APPROVED BY STOCKHOLDERS OF THE COMPANY WHO OWN SUFFICIENT VOTING SECURITIES TO APPROVE SUCH ACTION. YOUR VOTE OR CONSENT IS NEITHER REQUESTED NOR REQUIRED TO APPROVE SUCH ACTION.

Pursuant to the regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Amendment may not become effective until at least twenty (20) calendar days after this Information Statement is sent or given to the stockholders of the Company. Accordingly, the Amendment will take effect as of July 31, 2002 (the "Effective Date"). This Information Statement is furnished solely for the purpose of (a) informing stockholders in the manner required under Nevada law of the action taken by the majority stockholder and (b) informing stockholders of the Amendment, in the manner required under the Exchange Act, before the Amendment takes effect.


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THE COMPANY WILL PAY THE COST OF THIS INFORMATION STATEMENT

The Company will pay all costs associated with the preparation and dissemination of this Information Statement and the accompanying materials. No consideration has been or will be paid to any officer, director or employee of the Company in connection with the Amendment or the preparation and dissemination of the Information Statement.

APPRAISAL RIGHTS

Under the Company's Articles of Incorporation, and applicable provisions of the Nevada General Corporation Law, the Company's stockholders are not entitled to dissenters' appraisal rights in connection with the adoption of the Amendment.

THE AMENDMENT

On June 30, 2002, the Board of Directors and the holder of a majority of the voting stock of the Company adopted the Amendment by written consent, to be effective 20 days after the delivery of this Information Statement to the Company's stockholders. A copy of the written consent is attached to this Information Statement as Exhibit "A." On the effective date, the Amendment will have the following effects:

o    The Company's name will change to Pony Express U.S.A., Inc.; and

o    The Company's authorized common stock will increase to 100,000,000 shares.

The complete text of the Amendment is attached to this Information Statement as Exhibit "B." No additional approvals for the Amendment are required.

REASONS FOR THE NAME CHANGE

The Company's Board of Directors believes the change of the Company's name is desirable in view of the change in the character and strategic focus of the Company's business resulting from its recent acquisition of the assets of Link Worldwide Logistics, Inc. ("LWL") as described below under "Change in Control.".

The change in corporate name will not affect the status of the Company or the rights of any stockholder in any respect, or the validity or transferability of stock certificates presently outstanding. The Company's stockholders will not be required to exchange stock certificates to reflect the new name. If a stockholder's shares of common stock are represented currently by a physical certificate, that certificate will continue to represent such stockholder's ownership of such shares.

In connection with the name change, the Company intends to apply for a new trading symbol. The trading symbol will become effective as soon as practicable after the effective date of the Amendment.

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REASONS FOR THE AUTHORIZATION OF ADDITIONAL SHARES OF COMMON STOCK

The Board of Directors has determined that it would be advisable to increase the authorized common stock of the Company so that the total number of shares of common stock which the Company will have authority to issue will be increased to 100,000,000 shares from 20,000,000 shares. The Amendment will not increase the number of authorized shares of preferred stock.

As of the Record Date, all 20,000,000 shares of common stock were issued and outstanding. Accordingly, there are no authorized shares of common stock presently unissued.

The Agreement pursuant to which the Company acquired the assets of LWL obligates the Company to increase its authorized shares of common stock so that LWL can convert its preferred stock to common stock. Pursuant to that agreement, LWL will convert its shares of preferred stock to common stock as soon as the Amendment is effective. The conversion will be on a share for share basis, so that the 4,409,500 shares of preferred stock will become 4,409,500 shares of common stock. There will be no premium or other monetary proceeds to the Company in connection with the conversion.

The Board of Directors believes it will be beneficial to the Company to authorize additional common stock, beyond that required to allow for conversion of the preferred stock, in order to position the Company to take advantage of future opportunities for the issuance of equity securities in connection with financings, possible future acquisitions, other programs to facilitate expansion and growth, and for other general corporate purposes, including stock dividends, stock splits and employee benefit plans, without the delay and expense incident to the holding of a special meeting of stockholders to consider any specific issuance. The additional authorized shares of common stock could be issued in public or private offerings in order to raise capital for various purposes. Authorized shares may be issued at such times, to such persons, and for such consideration as the Board of Directors determines at the time to be in the best interests of the Company, without further authorization from the Stockholders, subject to the listing rules of any securities exchange or automated quotation system to which the Company's common stock may be subject at any time in the future.

The authorization of additional shares of common stock will not, by itself, have any effect on the right of holders of existing shares of common stock. Any new shares of common stock, when issued, would have the same rights and privileges as the shares of common stock presently outstanding.

To the extent any shares of common stock may be issued, other than on a pro rata basis to current stockholders, the present ownership position of current stockholders may be diluted. The issuance of additional shares of common stock, or shares of a series of preferred stock, may be deemed to have an anti-takeover effect since such shares may be used, under certain circumstances, to create voting impediments to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. Shares may also be issued to dilute the stock ownership of persons seeking to obtain control of the Company, and thereby defeat a possible takeover attempt which, if stockholders were offered a premium over the market value of their shares,


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might be viewed as being beneficial to stockholders of the Company. Management of the Company is not aware of any possible takeover attempt at this time.

The Amendment has not been adopted as an anti-takeover measure, nor is the Board of Directors aware of any offers to acquire control of the Company. It should be noted that any action taken by the Company to discourage an attempt to acquire control of the Company may result in stockholders not being able to participate in any possible premiums which may otherwise be obtained in absence of anti-takeover measures. Any transaction which may be so discouraged or avoided could be a transaction that the Company's stockholders might consider to be in their best interests. The Board of Directors, however, has a fiduciary duty to act in the best interest of the Company at all times.

The Company does not currently have any specific plans, commitments, agreements or understandings relating to the issuance of any shares of common stock other than the conversion of preferred stock as set forth above. The timing of the actual issuance of common stock will depend on market conditions, the specific purpose for issuance and other similar factors.

The Company has never paid cash dividends on its common stock. Payment of dividends will be within the sole discretion of the Board of Directors and will depend, among other factors, upon earnings, capital requirements and the operating and financial condition of the Company. At present, the anticipated capital requirements of the Company are such that the Company intends to retain earnings in order to finance the development of the Company's business.

CHANGE IN CONTROL OF COMPANY

On October 17, 2001, the Company's wholly owned subsidiary, Silver Pony Express, Inc., a Nevada corporation ("Silver Pony"), purchased the assets and business of LWL (the "Transaction"). In connection with the Transaction, the Company issued to LWL 8,590,500 shares of Company common stock and 4,409,500 shares of Company's convertible preferred stock. Each share of preferred stock is convertible into one share of common stock. In addition, LWL purchased 8,550,000 shares of common stock from two principal shareholders of the Company, one of whom was an officer. As a result, following completion of the Transaction, LWL owns approximately 88.3% of the outstanding capital stock of the Company.

The assets and operating business of LWL acquired by the Company in the Transaction consist primarily of inventory, equipment, contractual rights, customer lists, vehicles, machinery, furniture, fixtures, leasehold improvements and intangible assets used in connection with LWL's operations as a third party logistics provider, with primary business operations in express overnight delivery under the trade name "Pony Express." The business operates complete zip- code coverage throughout the state of Florida and certain segments of Georgia.

Prior to the Transaction, the directors and officers of the Company were Arvon Burton and Max A. Tanner. Upon effecting the Transaction, Mr. Burton and Mr. Tanner resigned their positions and were replaced by Paul R. Johnson, as Chairman and Chief Executive Officer; Richard Bee, as director and Secretary; and Jim Brill, as Chief Operating Officer.


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On December 12, 2001, the Securities and Exchange Commission filed a complaint against Mr. Johnson in connection with his role in an allegedly fraudulent stock offering by a predecessor company to LWL. As a result, Mr. Johnson resigned his positions with the Company and, effective as of January 1, 2002, was replaced by Peter Ticktin as director and Chief Executive Officer. Harvey Scholl was named a director and Chief Financial Officer at the same time. Mr. Brill has subsequently been replaced by Steve Bullock as Chief Operating Officer.

The directors and executive officers of the Company at the present time are as follows:

Name                Age      Position Held with the Company
----                ---      ------------------------------
Peter Ticktin       56       Director, Chief Executive Officer
Harvey Scholl       52       Director, Chief Financial Officer
Richard Bee         49       Director, Vice President - International Operations
Steve Bullock       54       Chief Operating Officer

Peter Ticktin has been a director and Chief Executive Officer of the Company since January 1, 2002. Since 1972, Mr. Ticktin has been a practicing attorney in private practice, and has been a partner in the law firm of Scholl, Ticktin & Associates, P.A., since 1999, along with Harvey Scholl, director and Chief Financial Officer of the Company.

Harvey Scholl has been a director and Chief Financial Officer of the Company since January 1, 2002. Since 1974, Mr. Scholl has been a practicing attorney in private practice, and is a partner in the law firm of Scholl, Ticktin & Associates, P.A., along with Peter Ticktin, director and Chief Executive Officer of the Company.

Richard Bee has been a director of the Company since its acquisition of the assets and business of LWL on October 17, 2001, and has been Vice President - International Operations, since January 1, 2002. Mr. Bee is also the sole director of LWL, which currently owns approximately 88.3% of the Company's outstanding stock, and was Chief Operating Officer of Link Express Delivery Solutions, Inc., from 1998 until it ceased business operations in February 2001. Mr. Bee worked for DHL from 1973 to 1993, where he was responsible for the expansion of DHL's operations into various international markets.

Steve Bullock has been Chief Operating Officer of the Company since March 1, 2002. Mr. Bullock has been employed by the Business since 1984, beginning as a driver/partner, then assuming regional management duties, and being appointed Chief Operating Officer upon acquisition of the Business by the Company.

The directors listed above are expected to continue to serve in such capacities until the next annual meeting of shareholders and until their successors have been elected and have been qualified.


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STOCK OWNERSHIP

The following table presents the beneficial ownership of the Company's common stock as of June 30, 2002, by (i) each director of the Company, (ii) each executive officer, (iii) each person known to the Company to own more than 5% of the Company's outstanding stock, and (iv) all executive officers and directors as a group.

                                         Number of Shares      Percent of Shares
                                         Beneficially          Beneficially
Name and Address of Beneficial Owner     Owned                 Owned
------------------------------------     ---------------       -----------------
Link Worldwide Logistics, Inc.           21,550,000            88.3%
Richard Bee                              *                     *
Peter Ticktin                            *                     *
Harvey Scholl                            *                     *
Steve Bullock                            *                     *

FINANCIAL STATEMENTS

The Company's financial statements for the year ended December 31, 2001, and for the quarter ended March 31, 2002, are included in the Company's Annual Report on Form 10KSB and the Company's Quarterly Report on Form 10QSB, copies of which are available from the Company upon request or are available from the SEC web site.

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                                  Exhibit "A"

            WRITTEN CONSENT OF THE DIRECTORS AND MAJORITY SHAREHOLDER
                       OF SILVER STATE VENDING CORPORATION

The following action is taken by directors and the majority shareholder of Silver State Vending Corporation, a Nevada corporation (the "Company") by written consent in lieu of meetings of the directors and shareholders.

WHEREAS, the undersigned represent all of the directors of the Company and the holder of approximately 88.3% of the issued and outstanding common and preferred stock of the Company;

RESOLVED, that the Board of Directors and Shareholders of the Company approve the adoption of the Articles of Amendment attached hereto as Exhibit A, to be effective 20 days after notification of such action is given to all shareholders of the Company;

RESOLVED, that the President of the Company is hereby authorized to execute and file, on behalf of the Company, any and all documents which may be required to effectuate the implementation of said Articles of Amendment.

IN WITNESS WHEREOF, the undersigned have executed this written consent on the dates set forth after their respective names.


_____________________________                        Date:___________
Richard Bee, Director


_____________________________                        Date:___________
Harvey Scholl, Director


_____________________________                        Date:___________
Peter Ticktin, Director


Link Worldwide Logistics, Inc., majority shareholder


By:__________________________                        Date:___________
     Richard Bee, Sole Director



                                      A-1
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                                  Exhibit "B"


                              ARTICLES OF AMENDMENT
                                       OF
                        SILVER STATE VENDING CORPORATION



         1. The name of the Corporation is Silver State Vending Corporation (the "Corporation").

         2. Article I of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

The Name of the Company shall be Pony Express U.S.A., Inc.

         3. Article VI of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

         The total number of shares of Common Stock which this Corporation is authorized to issue is 100,000,000 shares at $.001 par value per share.

         4. The foregoing amendments were adopted by all of the Directors and a majority of the Stockholders of the Corporation eligible to vote by a Written Consent signed by them on June __, 2002, manifesting their intention that these amendments to the Articles of Incorporation be adopted, pursuant to Section 78.385, Nevada Statutes. The number of votes cast for the amendment was sufficient for approval by the Stockholder(s).

         IN WITNESS WHEREOF, the undersigned President of the Corporation has executed these Articles of Amendment this ___ day of ________, 2002.




                                            -----------------------------------
                                            Peter Ticktin, President


                                      B-1

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                                  Exhibit 23.0



[Letterhead of Sewell and Company, PA]

CONSENT OF SEWELL AND COMPANY, PA

To the Board of Directors of
Silver State Vending Corporation:

We hereby consent to incorporation by reference in the Information State of Silver State Vending Corporation and Subsidiary filed with the Securities and Exchange Commission on July 10, 2002, of our reports dated May 9, 2002, relating to the financial statements of Silver State Vending Corporation and Subsidiary for the fiscal years ended December 31, 2001 and 2000, and for the Company's quarterly review at March 31, 2002.

SEWELL AND COMPANY, PA

Hollywood, Florida
July 10, 2002